Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 7, 2016, EyeGate Pharmaceuticals, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company and the Sellers named therein (the “Sellers”). Pursuant to the Purchase Agreement, the Company acquired 100% of the outstanding equity interests of Jade Therapeutics, Inc. (“Jade”) and Jade became a wholly-owned subsidiary of the Company (the “Jade Acquisition”).

The consideration payable by the Company to the Sellers in connection with the Jade Acquisition (subject to adjustment as provided in the Purchase Agreement) is in consideration for 100% of the outstanding equity interests in Jade, we repaid Jade liabilities of up to $300,000 and agreed to issue 765,728 shares of our common stock, 90% of which were issued at the closing, and 10% of which will be held back for 18 months in order to satisfy post-closing adjustments or indemnification obligations. The Jade Acquisition also includes a cash earn-out provision calling for an additional cash payment of $2,164,451, contingent upon a Jade product receiving FDA marketing approval. The fair value of the shares we agreed to issue in the Jade Acquisition was approximately $2.910 million based on the closing price per share of our Common Stock as reported by NASDAQ Stock Exchange on the closing date of the acquisition, $3.80 per share. The Company incurred approximately $230,000 in transaction costs in connection with the Jade Acquisition.

The following Unaudited Pro Forma Condensed Combined Financial Statements are based on the historical financial statements of EyeGate and Jade after giving effect to the Company’s acquisition of Jade as if it occurred on January 1, 2015. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with EyeGate’s historical condensed consolidated financial statements as filed on Form 10-K on March 30, 2016, and the accompanying notes thereto.

The Unaudited Pro Forma Condensed Combined Financial Statements are based on the historical financial statements of EyeGate and Jade, and on publicly available information and certain assumptions that EyeGate believes are reasonable, which are described in the Note 3 to the Unaudited Pro Forma Condensed Combined Financial Statements included in this Form 8-K/A. EyeGate has not completed its detailed valuation analysis necessary to determine the fair market values of Jade’s assets acquired and liabilities assumed. For the purpose of the Unaudited Pro Forma Condensed Combined Financial Statements, allocations of acquisition consideration have been based on the transaction details described in the paragraph immediately above. The acquisition consideration has been allocated to certain assets and liabilities using management assumptions as further described in the accompanying notes.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purpose. The pro forma information provided is not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the acquisition been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying Unaudited Pro Forma Condensed Combined Financial Statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the Acquisition. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not purport to project the future financial position or results of operations of the merged companies. Reclassifications and adjustments may be required if changes to EyeGate’s financial presentation are needed to conform EyeGate’s and Jade’s accounting policies.

These Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the transaction. These financial statements also do not include any integration costs the companies may incur related to the Merger as part of combining the operations of the companies.

EYEGATE PHARMACEUTICALS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS
FOR THE YEAR ENDED DECEMBER 31, 2015

	EyeGate Pharmaceuticals, Inc. As Reported	Jade Therapeutics, Inc. As Reported	Pro Forma Adjustments			Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$8,394,133	$85,297	$			$8,479,430
Licensing fees receivable	907,500	-				907,500
Prepaid expenses and other current assets	122,395	143,873				266,268
Current portion of Refundable tax credit receivable	25,086	-				25,086
Total current assets	9,449,114	229,170				9,678,284
Property and equipment, net	0	726				726
Intangible assets				4,166,901	(d)	4,166,901
Restricted cash	20,000	-				20,000
Other assets, including deferred offering costs	38,587	54,569		(24,386	) (a)	68,770
Total assets	$9,507,701	$284,465		$4,142,515		$13,934,681

LIABILITIES, CONVERTIBLE PREFERRED STOCK, NON-CONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$417,697	$278,572	$			$696,269
Accrued expenses	1,095,738	205,675		22,749	(b)	1,324,162
Deferred revenue	1,907,500	35,458				1,942,958
Total current liabilities	3,420,935	519,705		22,749		3,963,389
Stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 10,000,000 shares authorized, 0 issued and outstanding	0	214		(214)		-
Common stock, $0.01 par value: 100,000,000 shares authorized; 7,657,287 shares issued and outstanding	76,573	-		7,657		84,230
Additional paid-in capital	71,209,530	1,233,392		(1,233,392	) (d)	75,086,399
				3,876,869	(c)
Accumulated deficit	(65,255,301)	(1,468,846)		1,468,846	(d)	(65,255,301)
Stockholders’ notes receivable	(58,824)	-				(58,824)
Accumulated other comprehensive income	114,788	-				114,788
Total stockholders’ equity (deficit)	6,086,766	(235,240)		4,119,766		9,971,292
Total liabilities, convertible preferred stock, non-controlling interests and stockholders’ equity (deficit)	$9,507,701	$284,465		$4,142,515		$13,934,681

(a) Represents the adjustment to write off Jade’s closed patent filing fees for the period ending December 31, 2015.

(b) Represents an adjustment to Jade’s accrued expenses for the period ending December 31, 2015.

(c) Reflect elimination entries of purchasing Jade.

(d) Reflect the purchase price adjustment of Jade.

EYEGATE PHARMACEUTICALS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015

	EyeGate Pharmaceuticals, Inc. As Reported	Jade Therapeutics, Inc. As Reported		Pro Forma Adjustments		Pro Forma Combined
Revenue
Grants	$-	$477,956	$			$477,956

Operating expenses:
Research and development	2,717,110	649,377		22,749	(a)	3,389,236
General and administrative	3,960,498	468,931		24,386	(b)	4,453,815
Total operating expenses	6,677,608	1,118,308		47,135		7,843,051
Other income (expense), net:
Interest income	947	-				947
Change in fair value of warrant liability	223,172	-				223,172
Interest expense	(1,934,493)	-				(1,934,493)
Other income (expense), net	10	-				10
Total other income (expense), net	(1,710,364)	0				(1,710,364)
Net (loss) income	(8,387,972)	(640,352)		(47,135)		(9,553,415)
Deemed dividend on preferred stock	(8,222,008)	0				(8,222,008)
Net income attributable to non-controlling interests	(5,177)	0				(5,177)
Net loss attributable to EyeGate Pharmaceuticals, Inc. common stockholders	$(16,615,157)	$(640,352)		$(47,135)		$(17,780,600)
Net loss per common share - basic and diluted	(2.70)	(0.44)				(2.32)
Weighted average shares outstanding - basic and diluted	6,164,064	1,508,556				7,672,620

(a) Represents an adjustment to Jade’s accrued expenses for the period ending December 31, 2015.

(b) Represents the adjustment to write off closed patent filing fees for the period ending December 31, 2015.

EYEGATE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The audited financial information is derived from the Audited Condensed Consolidated Financial Statements of EyeGate Pharmaceuticals, Inc. (“EyeGate”) and the Audited Condensed Consolidated Financial Statements of Jade Therapeutics, Inc. (“Jade”). The Unaudited Pro Forma Condensed Combined Financial Statements for the year ended December 31, 2015 has been prepared as if the Acquisition had occurred on January 1, 2015 and combine the financial results for EyeGate and Jade for the year ended December 31, 2015.

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared by the Company using the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations.

2.	Jade Therapeutics, Inc. Acquisition

Effective March 7, 2016, the Company acquired all of the capital stock of Jade Therapeutics, Inc. (“Jade”), a privately-held company developing locally-administered, polymer-based products designed to treat poorly-served ophthalmic indications. With the Jade Acquisition, Jade became a wholly-owned subsidiary of EyeGate. Under the terms of the Jade Acquisition agreement, in consideration for 100% of the outstanding equity interests in Jade, we repaid Jade liabilities of up to $300,000 and agreed to issue 765,728 shares of our common stock, 90% of which were issued at the closing, and 10% of which will be held back for 18 months in order to satisfy post-closing adjustments or indemnification obligations. The Jade Acquisition also includes a cash earn-out provision calling for an additional cash payment of $2,164,451, contingent upon a Jade product receiving FDA marketing approval. The fair value of the shares we agreed to issue in the Jade Acquisition was approximately $2.910 million based on the closing price per share of our Common Stock as reported by NASDAQ Capital Exchange on the closing date of the acquisition, $3.80 per share.

The following table summarizes the preliminary purchase price allocation and the estimated fair value of the net assets acquired and liabilities assumed in the Jade Acquisition at the date of acquisition. The purchase price allocation for Jade is preliminary pending completion of the fair value analysis of acquired assets and liabilities:

Jade
Current assets(1)	$600,604
Intangible assets	2,702,314
Property, plant and equipment (net)	649
Accounts payable and other liabilities	(393,801)
Contingent consideration	1,210,000
Assumed liabilities	(300,000)
Total purchase price	$3,819,766

(1)	Current assets include cash, grants receivable and prepaid expenses of $0.186 million, $0.046 million and $0.369 million, respectively, related to the Jade Acquisition.

Intangible assets, which consist solely of in-process research and development, will not be amortized until the underlying development programs are completed. Upon obtaining regulatory approval, the Intangible assets are then accounted for as finite-lived intangible assets and amortized on a straight-line basis over its estimated useful life. We expect to amortize intangible assets with definite lives on a straight-line basis over their estimated useful lives, currently 3 years.

3.	Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Financial Statements reflect the effect of no pro forma adjustments other than a combination in the form of consolidation of EyeGate and Jade.

These Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the transaction.

These financial statements also do not include any integration costs the companies may incur related to the Merger as part of combining the operations of the companies.